Exhibit 99

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

July 31, 2014

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER RESULTS AND ADDITIONAL NEW BUILD CONTRACTS

Helmerich & Payne, Inc. (NYSE: HP) reported net income of $192.3 million ($1.75 per diluted share) from operating revenues of $952.1 million for the third quarter of fiscal 2014, compared to net income of $266.2 million ($2.46 per diluted share) from operating revenues of $840.2 million during the third fiscal quarter of 2013, and net income of $174.6 million ($1.59 per diluted share) from operating revenues of $893.4 million during the second fiscal quarter of 2014.  Included in net income corresponding to this year’s third fiscal quarter are approximately $0.13 per diluted share of after-tax gains on the sale of investment securities and approximately $0.01 per diluted share of after-tax gains related to the sale of used drilling equipment.  Included in net income corresponding to last year’s third fiscal quarter are approximately $0.86 per diluted share of after-tax gains on the sale of investment securities, approximately $0.02 per diluted share of after-tax gains related to the sale of used drilling equipment, and approximately $0.14 per diluted share of after-tax gains on income from discontinued operations.  Included in net income corresponding to this year’s second fiscal quarter are approximately $0.12 per diluted share of after-tax gains on the sale of investment securities and approximately $0.02 per diluted share of after-tax gains related to the sale of used drilling equipment.

President and CEO John Lindsay commented, “The Company achieved record levels of quarterly revenue, operating income and rig activity after activating 11 new FlexRigs®* during the quarter.  We continue to see a strong U.S. land drilling market and expect to benefit from increasing activity, recovering spot pricing levels, and additional customer commitments for new FlexRigs.  Since our most recent announcement last month, we have entered into agreements with six exploration and production companies to build and operate 13 additional FlexRigs to drill unconventional resource plays in the U.S.  All of these rigs were ordered under multi-year term contracts and are expected to generate attractive economic returns for the Company.  The new contracts bring the total number of new build commitments announced in fiscal 2014 to 74 FlexRigs, including 30 since the Company’s last quarterly earnings release.  As we continue to build on our competitive advantages, our focus will remain on creating value for our shareholders through our efforts to deliver safer, more reliable and efficient operations for our customers.”

Operating Segment Results

Segment operating income for the Company’s U.S. land operations was $271.1 million for the third quarter of fiscal 2014, compared with $236.4 million for last year’s third fiscal quarter and $245.1 million for this year’s second fiscal quarter.  As compared

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July 31, 2014

to the second fiscal quarter of this year, segment operating income significantly increased primarily as a result of revenue days increasing by 1,762 (7.3%) to 26,062 during the third fiscal quarter of 2014.  The corresponding average rig revenue per day increased by $89 to $28,126 and the average rig expense per day decreased by $45 to $13,035 during the third fiscal quarter.  As a result, the average rig margin per day increased by $134 to $15,091 during the third fiscal quarter. Rig utilization for the segment was 88% for this year’s third fiscal quarter, compared with 83% for last year’s third fiscal quarter and 86% for this year’s second fiscal quarter.   At June 30, 2014, the Company’s U.S. land segment had 289 contracted rigs, including 170 under term contracts.

Segment operating income for the Company’s offshore operations was $17.0 million for the third quarter of fiscal 2014, compared with $14.1 million for last year’s third fiscal quarter and $19.3 million for this year’s second fiscal quarter.  The sequential decline in operating income was attributable to a lower average rig margin per day which decreased to $24,303 during the third quarter of fiscal 2014.  Rig utilization in the segment was reported at 89% for both the second and third quarters of fiscal 2014 and also for the third quarter of fiscal 2013.

The Company’s international land operations reported segment operating income of $6.6 million for this year’s third fiscal quarter, compared with $8.5 million for the third fiscal quarter of 2013 and $11.2 million for this year’s second fiscal quarter.  The decrease in segment operating income as compared to the second fiscal quarter was mostly attributable to a lower average rig margin per day which decreased to $9,324 during the third quarter of fiscal 2014.

Drilling Operations Outlook for the Fourth Quarter of Fiscal 2014

In the U.S. land segment, the Company expects revenue days (activity) to increase by approximately two to three percent during the fourth fiscal quarter as compared to the third fiscal quarter of 2014, even while ten FlexRigs are in the process of transitioning to international operations.  The average rig revenue per day is expected to increase to approximately $28,300 and the average rig expense per day is expected to remain at roughly $13,000 during the fourth fiscal quarter.  As of today, the U.S. land segment has 292 contracted rigs, including 178 under term contracts.

In the offshore segment, the Company expects the average rig margin per day to be approximately $22,000 during the fourth fiscal quarter and revenue days to increase by approximately one percent as compared to the third fiscal quarter of 2014.

In the international land segment, the Company expects total revenue days during the fourth fiscal quarter to increase by approximately two percent and the average rig margin per day to be down by approximately five percent as compared to the third fiscal quarter of 2014.

Capital Expenditures and Other Estimates for Fiscal 2014

The fiscal 2014 capital expenditures total is now expected to be slightly under the Company’s prior estimate of $1.1 billion.  However, the actual spending level for the

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July 31, 2014

fiscal year may vary depending primarily on the timing of procurement related to our ongoing FlexRig construction program.

The Company now expects total depreciation expense for fiscal 2014 to be one to two percent higher as compared to its original estimate of approximately $500 million.  General and administrative expenses for the year are now expected to total two to three percent higher as compared to the original estimate of approximately $130 million.  The Company’s effective income tax rate is expected to be slightly over 35% for fiscal 2014.

About Helmerich & Payne, Inc.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 31, 2014, the Company’s existing fleet includes 333 land rigs in the U.S., 34 international land rigs and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 38 new H&P-designed and operated FlexRigs, all under long-term contracts with customers.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 405 land rigs, including 375 FlexRigs.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5190

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July 31, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2014	2014	2013	2014	2013

Operating Revenues:
Drilling — U.S. Land	$741,791	$802,279	$695,816	$2,275,744	$2,077,556
Drilling — Offshore	63,276	64,554	53,859	186,884	167,182
Drilling — International Land	85,533	81,267	86,978	262,141	268,337
Other	2,830	3,987	3,544	9,900	10,003
	893,430	952,087	840,197	2,734,669	2,523,078

Operating costs and expenses:
Operating costs, excluding depreciation	480,167	515,239	450,990	1,469,454	1,379,598
Depreciation	123,963	128,978	117,790	373,178	336,822
General and administrative	34,431	34,222	31,090	100,896	96,347
Research and development	3,625	3,864	4,373	11,746	11,422
Income from asset sales	(4,098)	(2,128)	(4,006)	(11,890)	(14,538)
	638,088	680,175	600,237	1,943,384	1,809,651

Operating income	255,342	271,912	239,960	791,285	713,427

Other income (expense):
Interest and dividend income	490	373	341	1,316	1,082
Interest expense	(1,725)	(1,435)	(2,091)	(4,354)	(4,585)
Gain on sale of investment securities	21,352	23,882	153,369	45,234	162,121
Other	(32)	346	(1,214)	(31)	(3,195)
	20,085	23,166	150,405	42,165	155,423

Income from continuing operations before income taxes	275,427	295,078	390,365	833,450	868,850
Income tax provision	100,838	102,788	139,387	293,389	307,194
Income from continuing operations	174,589	192,290	250,978	540,061	561,656

Income (loss) from discontinued operations, before income taxes	2,786	(11)	15,181	2,775	14,701
Income tax provision	2,805	—	—	2,805	(485)
Income (loss) from discontinued operations	(19)	(11)	15,181	(30)	15,186

NET INCOME	$174,570	$192,279	$266,159	$540,031	$576,842

Basic earnings per common share:
Income from continuing operations	$1.61	$1.77	$2.35	$4.99	$5.26
Income from discontinued operations	$—	$—	$0.14	$—	$0.14

Net income	$1.61	$1.77	$2.49	$4.99	$5.40

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July 31, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
CONSOLIDATED STATEMENTS OF	March 31	June 30		June 30
INCOME	2014	2014	2013	2014	2013

Diluted earnings per common share:
Income from continuing operations	$1.59	$1.75	$2.32	$4.92	$5.19
Income from discontinued operations	$—	$—	$0.14	$—	$0.14

Net income	$1.59	$1.75	$2.46	$4.92	$5.33

Weighted average shares outstanding:
Basic	107,692	108,137	106,430	107,657	106,206
Diluted	109,081	109,285	107,826	109,086	107,717

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July 31, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	June 30	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2014	2013

ASSETS:
Cash and cash equivalents	$549,928	$447,868
Other current assets	893,531	806,638
Current assets of discontinued operations	6,962	3,705
Total current assets	1,450,421	1,258,211
Investments	279,428	316,154
Net property, plant, and equipment	4,943,660	4,676,103
Other assets	19,573	14,359
TOTAL ASSETS	$6,693,082	$6,264,827

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities	$498,935	$449,063
Current liabilities of discontinued operations	3,176	3,210
Total current liabilities	502,111	452,273
Non-current liabilities	1,288,098	1,288,332
Non-current liabilities of discontinued operations	3,786	495
Long-term notes payable	80,000	80,000
Total shareholders’ equity	4,819,087	4,443,727

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,693,082	$6,264,827

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July 31, 2014

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2014	2013
OPERATING ACTIVITIES:
Net income	$540,031	$576,842
Adjustment for (income) loss from discontinued operations	30	(15,186)
Income from continuing operations	540,061	561,656
Depreciation	373,178	336,822
Changes in assets and liabilities	(79,086)	17,230
Gain on sale of assets and investment securities	(57,124)	(176,659)
Other	20,896	22,408
Net cash provided by operating activities from continuing operations	797,925	761,457
Net cash provided by (used in) operating activities from discontinued operations	(30)	186
Net cash provided by operating activities	797,895	761,643

INVESTING ACTIVITIES:
Capital expenditures	(622,028)	(618,550)
Proceeds from sale of assets and invested securities	70,690	253,950
Net cash used in investing activities from continuing activities	(551,338)	(364,600)
Net cash provided by investing activities from discontinued activities	—	15,000
Net cash used in investing activities	(551,338)	(349,600)

FINANCING ACTIVITIES:
Dividends paid	(189,542)	(39,519)
Exercise of stock options	22,370	6,118
Tax withholdings related to net share settlements of restricted stock	(3,049)	(1,677)
Excess tax benefit from stock-based compensation	25,724	7,420
Net cash used in financing activities	(144,497)	(27,658)

Net increase in cash and cash equivalents	102,060	384,385
Cash and cash equivalents, beginning of period	447,868	96,095
Cash and cash equivalents, end of period	$549,928	$480,480

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July 31, 2014

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2014	2014	2013	2014	2013
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$741,791	$802,279	$695,816	$2,275,744	$2,077,556
Direct operating expenses	378,347	408,990	348,850	1,154,523	1,064,088
General and administrative expense	10,656	9,548	9,284	30,161	27,662
Depreciation	107,726	112,639	101,294	323,944	289,032
Segment operating income	$245,062	$271,102	$236,388	$767,116	$696,774

Revenue days	24,300	26,062	22,510	73,826	66,100
Average rig revenue per day	$28,037	$28,126	$28,160	$28,205	$28,152
Average rig expense per day	$13,080	$13,035	$12,746	$13,018	$12,821
Average rig margin per day	$14,957	$15,091	$15,414	$15,187	$15,331
Rig utilization	86%	88%	83%	86%	82%

OFFSHORE OPERATIONS
Revenues	$63,276	$64,554	$53,859	$186,884	$167,182
Direct operating expenses	38,479	42,446	33,961	115,801	107,274
General and administrative expense	2,528	2,264	2,214	7,122	6,608
Depreciation	2,926	2,848	3,562	9,124	10,522
Segment operating income	$19,343	$16,996	$14,122	$54,837	$42,778

Revenue days	720	728	728	2,184	2,184
Average rig revenue per day	$64,242	$64,019	$61,380	$63,515	$61,289
Average rig expense per day	$36,577	$39,716	$36,272	$37,044	$36,043
Average rig margin per day	$27,665	$24,303	$25,108	$26,471	$25,246
Rig utilization	89%	89%	89%	89%	89%

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	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2014	2014	2013	2014	2013
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$85,533	$81,267	$86,978	$262,141	$268,337
Direct operating expenses	63,688	63,950	68,310	199,568	208,641
General and administrative expense	964	1,169	976	3,133	2,925
Depreciation	9,713	9,578	9,234	28,951	26,033
Segment operating income (loss)	$11,168	$6,570	$8,458	$30,489	$30,738

Revenue days	2,032	2,024	2,132	6,212	6,392
Average rig revenue per day	$37,095	$35,454	$35,955	$37,025	$37,294
Average rig expense per day	$26,177	$26,130	$27,364	$26,826	$27,991
Average rig margin per day	$10,918	$9,324	$8,591	$10,199	$9,303
Rig utilization	78%	74%	80%	78%	81%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$60,488	$69,267	$61,944	$193,455	$216,724
Offshore Operations	$4,920	$5,364	$4,045	$13,050	$16,434
International Land Operations	$10,157	$9,508	$10,323	$32,145	$29,955

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Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2014	2014	2013	2014	2013
Operating income
U.S. Land	$245,062	$271,102	$236,388	$767,116	$696,774
Offshore	19,343	16,996	14,122	54,837	42,778
International Land	11,168	6,570	8,458	30,489	30,738
Other	(2,244)	(1,490)	(2,464)	(6,739)	(6,638)
Segment operating income	$273,329	293,178	$256,504	845,703	$763,652
Corporate general and administrative	(20,283)	(21,241)	(18,616)	(60,480)	(59,152)
Other depreciation	(3,172)	(3,479)	(3,096)	(9,895)	(9,337)
Inter-segment elimination	1,370	1,326	1,162	4,067	3,726
Income from asset sales	4,098	2,128	4,006	11,890	14,538
Operating income	$255,342	$271,912	$239,960	$791,285	$713,427

Other income (expense):
Interest and dividend income	490	373	341	1,316	1,082
Interest expense	(1,725)	(1,435)	(2,091)	(4,354)	(4,585)
Gain on sale of investment securities	21,352	23,882	153,369	45,234	162,121
Other	(32)	346	(1,214)	(31)	(3,195)
Total other income (expense)	20,085	23,166	150,405	42,165	155,423

Income from continuing operations before income taxes	$275,427	$295,078	$390,365	$833,450	$868,850

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